UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

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|_|   Soliciting Material Under Rule 14a-12

                         KERYX BIOPHARMACEUTICALS, INC.
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                                     [LOGO]
                                      KERYX
                            BIOPHARMACEUTICALS, INC.

                         KERYX BIOPHARMACEUTICALS, INC.
                              750 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022

To:   Our Stockholders

From: Michael S. Weiss

Date: May 12, 2003

Subject: Invitation to the Keryx Biopharmaceuticals, Inc. 2003 Annual Meeting

Please come to our 2003 Annual Meeting of Stockholders, to be held at 10:00 a.m. local time, on June 23, 2003, at the offices of our counsel, Hale and Dorr LLP, at 300 Park Avenue, New York, New York 10022, to find out more about Keryx and the progress we are making. You will have the opportunity to ask questions and make comments at the meeting. Enclosed with this Notice of Annual Meeting and Proxy Statement are your voting card and our 2002 Annual Report.

We have written our Proxy Statement in plain English, as is encouraged by the Securities and Exchange Commission. We hope you are pleased with this format and find this Proxy Statement easy to read.

We look forward to seeing you at the 2003 Annual Meeting.

                                         Sincerely,


                                         /s/ Michael S. Weiss

                                         Michael S. Weiss
                                         Chairman and Chief Executive Officer

                                     [LOGO]
                                      KERYX
                            BIOPHARMACEUTICALS, INC.

                         KERYX BIOPHARMACEUTICALS, INC.
                              750 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022

                  NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 23, 2003

The 2003 Annual Meeting of Stockholders of Keryx Biopharmaceuticals, Inc. will be held at the offices of our counsel, Hale and Dorr LLP, at 300 Park Avenue, New York, New York, on Monday, June 23, 2003, at 10:00 a.m. local time. At the meeting, stockholders will consider and act on the following items:

      1.    the election of six directors, each for a term of one year; and

      2. the transaction of any other business as may properly come before the meeting or any adjournment of the meeting.

If you are a stockholder as of the close of business on April 25, 2003, you are entitled to vote at the meeting or any postponements or adjournments of the meeting. A list of stockholders entitled to vote at the meeting will be available for your inspection, for any purpose germane to the meeting, beginning June 1, 2003, at our offices located at 750 Lexington Avenue, New York, New York 10022, or at our offices in Jerusalem, Israel, located at 7 Hartom Street in the Har Hotzvim Hi-tech Industrial Park, between the hours of 9:30 a.m. and 5:00 p.m., local time, each business day.

                                      By Order of the Board of Directors,


                                      /s/ Bob Trachtenberg

                                      Bob Trachtenberg
                                      Secretary

May 12, 2003
New York, New York


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                                TABLE OF CONTENTS

                                                                          Page
Proxy Statement

Questions and Answers About the Meeting ..............................       5

       What is the purpose of the Annual Meeting? ....................       5
       Who is entitled to vote at the Annual Meeting and how many
       votes do they have? ...........................................       5
       How do I vote? ................................................       5
       What is a proxy? ..............................................       5
       How will my proxy vote my shares? .............................       6
       How do I revoke my proxy? .....................................       6
       Is my vote confidential? ......................................       6
       What constitutes a quorum? ....................................       6
       What vote is required to elect directors? .....................       6
       How are votes counted? ........................................       7
       What percentage of our outstanding common stock do our
       directors and executive officers own? .........................       7
       Who are our independent public accountants?  Will they be
       represented at the Annual Meeting? ............................       7
       How can I obtain a copy of our Form 10-K? .....................       7

Proposal - Election of Directors .....................................       8

       Nominees for Director .........................................       8
       Directors not standing for re-election ........................       9
       How are directors compensated? ................................      10
       What are the committees of our Board of Directors? ............      10
       How many Board and Committee meetings were held during 2002? ..      11

Report of the Audit Committee ........................................      11

Independent Auditors Fees and Other Matters ..........................      13

       Audit Fees ....................................................      13
       Financial Information Systems Design and Implementation Fees ..      13
       All Other Fees ................................................      13

Our Executive Officers ...............................................      13

       Employment and Severance Agreements ...........................      14

Executive Compensation ...............................................      18

      Summary Compensation Table .....................................      18
      Option Grants In Last Fiscal Year ..............................      19


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      Aggregated Option Exercises in the Last Fiscal Year and
      Fiscal Year-End Option Values and Option Exercises .............      20

Report of the Compensation Committee .................................      20

      What is our compensation philosophy? ...........................      21
      What is the structure of our executive compensation? ...........      21
      How do we determine base salaries? .............................      21
      How do we determine annual bonuses? ............................      21
      How is compensation used to ensure senior management is focused
      on long-term results? ..........................................      21
      How do we determine the compensation of our Chief
      Executive Officer? .............................................      22
      What is the impact of Internal Revenue Code Section 162(m)? ....      22

Compensation Committee Interlocks and Insider Participation ..........      22

Common Stock Performance Graph .......................................      23

Section 16(a) Beneficial Ownership Reporting Compliance ..............      23

Related-Party Transactions ...........................................      23

Stock Ownership of our Directors, Executive Officers, and 5%
Beneficial Owners ....................................................      24

Additional Information ...............................................      27

      Householding of Annual Meeting Materials .......................      27
      Shareholder Proposals for our 2004 Annual Meeting ..............      27
      Other Matters ..................................................      27
      Solicitation of Proxies ........................................      28
      Revocation of Proxy ............................................      28

Annex A - Form of Proxy Card .........................................      29


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

                                 Proxy Statement

            This Proxy Statement and the accompanying proxy card are being mailed, beginning on or about May 12, 2003, to the owners of shares of our common stock as of April 25, 2003, in connection with the solicitation of proxies by our Board of Directors for our 2003 Annual Meeting of Stockholders. This proxy procedure is necessary to permit all stockholders, many of whom are unable to attend the Annual Meeting, the opportunity to vote. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

                              Questions and Answers

Q. What is the purpose of the Annual Meeting?

A. At our Annual Meeting, our stockholders will act upon the matters outlined in the Notice of 2003 Annual Meeting of Stockholders accompanying this Proxy Statement, including the election of directors. In addition, we will report on our overall performance during 2002 and respond to questions from stockholders.

Q. Who is entitled to vote at the Annual Meeting, and how many votes do they have?

A. The record holders of our common stock at the close of business on the record date, April 25, 2003, may vote at the Annual Meeting. Each share of our common stock is entitled to one vote. There were 20,317,085 shares of common stock outstanding on the record date and entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, including the address of and number of shares held by each stockholder of record, will be available for your inspection, for any purpose germane to the Annual Meeting, beginning June 1, 2003, at our offices located at 750 Lexington Avenue, New York, New York 10022, or at our offices in Jerusalem, Israel, located at 7 Hartom Street in the Har Hotzvim Hi-tech Industrial Park, between the hours of 9:30 a.m. and 5:00 p.m., local time, each business day.

Q. How do I vote?

A. You may vote by completing and returning the enclosed proxy card, which is also attached to this Proxy Statement as Annex A, by mail or by voting in person at the Annual Meeting. Since many of our stockholders are unable to attend the Annual Meeting in person, we send proxy cards to all of our stockholders who are eligible to vote to enable them to be represented and vote at the Annual Meeting. To vote by mail, simply mark, sign and date the enclosed proxy card, and return it in the enclosed postage-paid envelope. Alternatively, you may deliver your proxy card to us in person, by facsimile or by a courier. If you hold your shares through a broker, bank, or other nominee, you will receive separate instructions from the nominee describing how to vote your shares.

Q. What is a proxy?

A. A proxy is a person you appoint to vote on your behalf. If you are unable to attend the Annual Meeting, we are seeking your appointment of a proxy so that your shares of common stock may be voted. You must complete and return the enclosed proxy card to have your


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

shares voted by proxy. If you complete and return the proxy card, you will be designating Bob Trachtenberg, our General Counsel and Secretary, as your proxy. He may act on your behalf and has the authority to appoint a substitute to act as proxy.

Q. How will my proxy vote my shares?

A. Your proxy will vote according to the instructions on your proxy card. If you complete and return your proxy card but do not indicate your vote, your proxy will vote "FOR" the proposal. Presently, our Board of Directors does not know of any other matter that may come before the Annual Meeting. However, your proxy is authorized to vote on your behalf, using his discretion, on any other business that properly comes before the Annual Meeting.

Q. How do I revoke my proxy?

A. You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

      o notifying our Secretary, Bob Trachtenberg, in writing at 7 Hartom Street, P.O. Box 23706, Har Hotzvim, Jerusalem 91236 Israel (Fax
            Number: +972-2-541-3588), that you are revoking your proxy;

      o executing and returning to our Secretary, Bob Trachtenberg, as described above, a new, subsequently dated, proxy card; or

      o     attending and voting by ballot at the Annual Meeting.

Q. Is my vote confidential?

A. Yes. All votes remain confidential, unless you indicate otherwise.

Q. What constitutes a quorum?

A. The presence, through proxy or otherwise, of the holders of a majority of the voting interest of the issued and outstanding shares of our common stock on the record date constitutes a quorum. A quorum is necessary in order to conduct the Annual Meeting and will be measured by the number of shares present and represented by proxy at the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. If a quorum is not present at the Annual Meeting, a majority of the stockholders present, in person or by proxy, may adjourn the meeting to a date when a quorum is present. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called meeting.

Q. What vote is required to elect directors?

A. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will counted for purposes of determining whether there is a quorum.

Q. How are votes counted?

A. Shares that abstain from voting on a particular matter or are held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote on a particular matter, called a broker non-vote, will not be voted in favor of the matter and will not be counted as shares voting on the matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of voting on the matters to be voted on at the meeting.

Q. What percentage of our outstanding common stock do our directors and executive officers own?

A. As of December 31, 2002, our directors and executive officers owned approximately 43.10% of our outstanding common stock. See the discussion under the heading "Stock Ownership of our Directors, Executive Officers, and 5% Beneficial Owners" on page 24 for more details.

Q. Who are our independent public accountants? Will they be represented at the Annual Meeting?

A. KPMG, our current auditor, has served as our independent public accountants and auditors since 1999. We expect a representative of KPMG to be present at the Annual Meeting. The representative will have an opportunity to make a statement, if he or she desires to do so, and will be available to answer appropriate questions.

Q. How can I obtain a copy of our Form 10-K?

A. You may request a copy of our Annual Report on Form 10-K for the year ended December 31, 2002, by writing to our Secretary, Bob Trachtenberg, at 7 Hartom Street, P.O. Box 23706, Har Hotzvim, Jerusalem 91236 Israel or via e-mail at info@keryx.com.

                        Proposal -- Election of Directors

            Our Board of Directors currently has seven members. Four of these members have been nominated for re-election. In addition, two persons have been nominated for election for the first time this year. All have agreed to serve a one-year term if elected. If any nominee is unable to stand for election, which circumstance we do not contemplate, the Board of Directors may provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies may be voted for the substitute nominee. Our Board of Directors has no reason to believe that any nominee will be unable to serve if elected.

            There follows, for each nominee for election to our Board of Directors, information given by each concerning his principal occupation and business experience for the past five years, the name of other publicly held companies of which he serves as a director, his age and length of service as a director of Keryx.

            No director is related by blood, marriage or adoption to any other director or executive officer.

Nominees for Director

            The Board of Directors recommends a vote "FOR" each of the following nominees.

            Michael S. Weiss, 37, has served as our Chairman and Chief Executive Officer since December 2002. From March 1999 to December 2002, Mr. Weiss served first as Chief Executive Officer and Chairman and then as the Executive Chairman of ACCESS Oncology, Inc., a private biotechnology company dedicated to the in-licensing and development of clinical stage oncology drugs. Previously, from November 1993 to March 1999, Mr. Weiss was Senior Managing Director of Paramount Capital, Inc., a NASD registered broker-dealer. He currently serves as Vice Chairman of Genta, Inc. and Chairman of ACCESS Oncology, Inc. Mr. Weiss received a J.D. from Columbia Law School and a B.A. from the State University of New York at Albany.

            Peter Morgan Kash, 41, our Vice Chairman, has served on our Board of Directors since October 1998. Since 1990, Mr. Kash has been a Senior Managing Director of Paramount Capital, Inc. and a Director of Paramount Capital Asset Management, Inc., which manages the investments of several funds specializing in the technology and biotechnology sectors. From 1989 to 1991, Mr. Kash served as an Associate Professor at Polytechnic University. In addition, since 1996, he has served as a Lecturer in Entrepreneurship and International Venture Capital at the Wharton School of the University of Pennsylvania and was a visiting professor in entrepreneurship at Nihon University in Tokyo, Japan from 1999 to 2001. He holds a B.S. in Management Science from the State University of New York at Binghamton and an M.B.A. in Finance and Banking from Pace University.

            Malcolm Hoenlein, 59, has served on our Board of Directors since January 2001. Mr. Hoenlein currently serves as the Executive Vice Chairman of the Conference of Presidents of Major American Jewish Organizations, a position he has held since 1986. He also serves as a director of Bank Leumi. Mr. Hoenlein received his B.A. from Temple University and his M.A. from the University of Pennsylvania.


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            Lindsay A. Rosenwald, M.D., 47, has served on our Board of Directors since March 2000. He is an investment banker as well as a venture capitalist and fund manager. Dr. Rosenwald has served as Chairman of Paramount Capital, Inc. since 1992, Chairman of Paramount Capital Investments LLC, a merchant and investment bank, since 1995, and Chairman of Paramount Capital Asset Management, Inc., since 1994. He also serves as a director of Indevus Pharmaceuticals, Inc. Dr. Rosenwald received his B.S. in Finance from Pennsylvania State University, and his M.D. from Temple University School of Medicine

            Lawrence Jay Kessel, M.D., 49, has been nominated to serve on our Board of Directors and is expected to commence his service upon election at our 2003 Annual Meeting. Dr. Kessel is president of Lawrence J. Kessel, MD & Associates, PC, a physician practice specializing in internal medicine and geriatrics, since 1984. He is an active attending staff and clinical instructor at Chestnut Hill Hospital (University of Pennsylvania affiliate) and Roxborough Memorial Hospital in Philadelphia, Pennsylvania. Dr. Kessel presently serves as a director of Cypress Biosciences, Inc., NovaDel Pharma Inc., and Dor BioPharma, Inc. He received his B.S. from the University of Pittsburgh and his M.D. from Temple Medical School. Dr. Kessel is a Board Reviewer for the American Board of Internal Medicine, as well as a Fellow of the American College of Physicians. Dr. Kessel also serves on the advisory board of Independence Blue Cross.

            Peter Salomon, M.D., 43, has been nominated to serve on our Board of Directors and is expected to commence his service upon election at our 2003 Annual Meeting. Dr. Salomon is a board certified gastroenterologist and, since July 1991, has been in private practice with Gastroenterology Associates of South Florida. Dr. Salomon presently serves as a director of Dor BioPharma, Inc. Dr. Salomon received his B.S. from New York University and his M.D. from New York University's School of Medicine.

Directors not standing for re-election

            Mark H. Rachesky, M.D., 44, will have served on our Board of Directors from February 2000 until his resignation, effective as of the date of our 2003 Annual Meeting. Dr. Rachesky is the President of MHR Fund Management LLC, which he founded in 1996. MHR is an investment manager of various private investment funds. Prior to founding MHR, from 1990 to 1996, Dr. Rachesky was employed by Carl C. Icahn as his Managing Director of Investments. Dr. Rachesky currently also serves as a director of the Samsonite Corporation and Neose Technologies, Inc. Dr. Rachesky received his B.S. from the University of Pennsylvania and his M.D. and M.B.A. from Stanford University.

            Wayne Rothbaum, 35, will have served on our Board of Directors since February 2000 until his resignation, effective as of the date of our 2003 Annual Meeting. Since February 2003, Mr. Rothbaum has been a Principal of Quogue Capital LLC, a private hedge fund specializing in the biotechnology industry. From June 1995 to February 2003, he was a Managing Director at the TF/Carson Group, a strategic consulting firm providing capital markets intelligence to over 400 publicly traded companies. Mr. Rothbaum co-managed the TF/Carson Group's life sciences team, which provides services ranging from traditional investor relations to strategic consulting to corporate finance for over 50 life sciences companies, since 1993. In addition, from November 1996 to February 2003, he served as a principal at Evolution Capital, an NASD registered broker-dealer focusing on the life sciences, which is a wholly-owned subsidiary of the TF/Carson Group. Mr. Rothbaum is also an advisory director to Enzon, Inc. and Maxim Pharmaceuticals, Inc. He received an M.A.


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

from the Elliot School of International Relations at the George Washington University and a B.A. in Cognitive Psychology and Political Science from the State University of New York at Binghamton.

            Francis J.T. Fildes, Ph.D., 58, will have served on our Board of Directors from October 2002 until his resignation, effective as of the date of our 2003 Annual Meeting. From 1999 until his retirement at the end of 2002, Dr. Fildes was the Senior Vice President and Head of Global Development for AstraZeneca PLC. Prior thereto, he was the Senior Vice President, Pre-clinical Sciences (1997-1999) and Head of Global Development Projects for Zeneca Pharmaceuticals PLC. Dr. Fildes received his B.Sc. and Ph.D. from the University of Liverpool and holds an honorary doctorate of science from the University of Bradford.

How are directors compensated?

            Directors who are also Keryx employees receive no additional compensation for serving as a director. Non-employee directors receive:

      o Reimbursement for reasonable travel expenses incurred for their attendance at meetings of the Board of Directors.

      o Upon initial election or appointment to the Board of Directors, each director receives an option to purchase 25,000 shares of our common stock. Upon each re-election to the Board of Directors, each director receives an option to purchase an additional 5,000 shares of our common stock. These options are granted on the next business day after the adjournment of each annual stockholders meeting. Under United States federal income tax law, these options are non-qualified stock options. Each automatic option grant pursuant to our 2000 Stock Option Plan has an exercise price per share equal to the fair market value of our common stock on the date of grant. Each grant has a term of ten years, subject to earlier termination following the director's cessation of service on the Board of Directors. Each re-election automatic option grant vests in two equal semi-annual installments as measured from the grant date.

      o Peter Kash receives an annual stipend of $60,000, solely as compensation for his work as a non-employee director and Vice Chairman of our Board of Directors.

What are the committees of our Board of Directors?

            The Board of Directors has an Audit Committee and a Compensation Committee.

      o The Audit Committee currently consists of Peter M. Kash, Dr. Mark H. Rachesky and Wayne Rothbaum. Dr. Rachesky and Mr. Rothbaum are not standing for re-election to our Board of Directors. The functions of the Audit Committee and its activities relative to our year-end financial statements are described below under the heading "Report of the Audit Committee". During the year, our Board of Directors examined the composition of the Audit Committee in light of the current rules and regulations governing audit committees. Based upon this examination, our Board of Directors confirmed that all members of the Audit Committee are "independent" within the meaning of such rules and regulations.


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

      o The Compensation Committee currently consists of Dr. Lindsay A. Rosenwald, Malcolm Hoenlein, Dr. Francis J.T. Fildes and Mr. Rothbaum. Mr. Rothbaum and Dr. Fildes are not standing for re-election to our Board of Directors. The Compensation Committee determines the compensation of our Chief Executive Officer and reviews and takes action on the recommendation of our Chief Executive Officer as to the appropriate compensation of our other executive officers. The Compensation Committee is primarily responsible for the administration of our stock option plans, under which option grants and stock issuances may be made to all employees, directors and consultants.

            The Board does not currently have a nominating committee or other committee serving a similar function. Nominations are made through the full Board of Directors.

How many Board and Committee Meetings were held during 2002?

            During 2002, our Board of Directors held thirteen meetings and acted by unanimous written consent three times. The Compensation Committee held four meetings and acted by unanimous written consent four times. The Audit Committee held three meetings and acted by unanimous written consent once. Each incumbent director standing for re-election attended at least 75% of the meetings of the Board of Directors and the meeting(s) of those committees on which he served.

                          Report of the Audit Committee

            The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference therein.

            Our Board of Directors has adopted a written charter for the Audit Committee. In March 2003, the Audit Committee reviewed its charter, and determined that it met the standards set forth in the applicable SEC regulations and NASDAQ Stock Market rules.

            As set forth in more detail in the charter, the Audit Committee's primary responsibilities fall into three broad categories:

      o first, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by management, including discussions with management and our outside auditors about draft annual financial statements and key accounting and reporting matters;

      o second, the Committee is responsible for matters concerning the relationship between us and our outside auditors, including recommending their appointment or removal, reviewing the scope of their audit services and related fees, as well as any other services being provided to us, and determining whether the outside auditors are independent (based in part on the annual letter provided to us pursuant to Independence Standards Board No. 1); and

      o third, the Committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory


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            compliance, ethics, and conflicts of interests, and review of the activities and recommendations of our internal auditing program.

            The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under its charter.

            In overseeing the preparation of our financial statements, the Committee met with both management and our outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principals and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees). SAS 61 requires our independent auditors to discuss with the Committee, among other things, the following:

      o     methods to account for significant or unusual transactions;

      o the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

      o the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

      o disagreements with management over the application of accounting principals, the basis for management's accounting estimates and the disclosures in the financial statements.

            With respect to our outside auditors, the Committee, among other things, discussed with KPMG matters relating to KPMG's independence, including the written disclosures made by KPMG to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence.

            Finally, the Committee continued to monitor the scope and adequacy of our internal controls and other procedures, including proposals for adequate staffing and for strengthening internal procedures and controls where appropriate.

            On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.


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

                             By the Audit Committee of the Board of Directors


                                                          Mr. Kash, Chairman
                                                          Dr. Rachesky
                                                          Mr. Rothbaum

                   Independent Auditors Fees and Other Matters

            The Audit Committee has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining KPMG's independence.

Audit Fees

            KPMG billed us an aggregate of approximately $100,000 in fees for the professional services rendered in connection with the audit of our financial statements for the most recent fiscal year and the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q during the most recent fiscal year.

Financial Information Systems Design and Implementation Fees

            KPMG did not bill us for any professional services rendered to us and our affiliates for the most recent fiscal year in connection with financial information systems design or implementation, the operation of our information system or the management of our local area network.

All Other Fees

            KPMG billed us an aggregate of approximately $23,000 in fees for other services rendered to us and our affiliates for the most recent fiscal year. These fees were incurred for consulting services on various issues, including taxation, the structure of potential licensing arrangements and non-cash stock compensation.

                             Our Executive Officers

Our executive officers are:

Name                         Age   Position
----                         ---   --------
Michael S. Weiss             37    Chairman and Chief Executive Officer
Barry Cohen                  40    Vice President, Business Development
Thomas J. Humphries, M.D.    58    Senior Vice President, Clinical Development
Bob Trachtenberg             46    General Counsel and Secretary
Ira Weinstein, D.B.A.        47    Chief Operating Officer, Interim Chief
                                   Financial Officer and Treasurer

            The following is information about our executive officers who are not directors. No executive officer is related by blood, marriage or adoption to any other director or executive officer.

            Barry Cohen has served as our Vice President, Business Development since September 2001. From September 1994 until September 2001, Mr. Cohen occupied several management positions with Novartis Consumer Health, a subsidiary of Novartis Pharma AG, a pharmaceutical company, including, from April 2000 to September 2001, Category Vice

President, from April 1997 to April 2000, Category Director, and from September 1994 to April 1997, Senior Brand Manager. Prior to joining Novartis, Mr. Cohen also worked at American Home Products Corporation and Sterling Drug, Inc., each of which is a pharmaceutical company. Mr. Cohen received his B.A. from Hofstra University and his M.B.A. from Pace University.

            Thomas J. Humphries, M.D. has served as our Senior Vice President, Clinical Development since November 2001. From August 1999 to April 2000, Dr. Humphries served as the Executive Advisor to the President of Eisai Incorporated, a pharmaceutical company, and, from August 1999 to November 2001, as the head of his own consulting group. From April 1997 to August 1999, Dr. Humphries was the Director, Clinical Research and Development Division, Europe of Eisai Ltd. Dr. Humphries served as Executive Vice President, Scientific Affairs for Eisai Corporation of North America from January 1995 to April 1997. Dr. Humphries received his B.A. from Harvard College and his M.D. from Tuft's University School of Medicine. Dr. Humphries is a fellow of the American College of Physicians and the American College of Gastroenterology. Dr. Humphries will be leaving the company as of May 15, 2003.

            Bob Trachtenberg has served as our General Counsel and Secretary since November 1999. From October 1998 to November 1999, he was the General Counsel of Partec Ltd., our predecessor company. From June 1994 to October 1998, Mr. Trachtenberg was Senior Vice President for Administration and Legal Affairs at LanguageWare.net, Ltd. (formerly known as Accent Software International, Ltd.), a software company. Mr. Trachtenberg received his B.A. from the State University of New York at Binghamton and his J.D. from New York University.

            Ira Weinstein, D.B.A. has served as our Chief Operating Officer since June 2000 and was our Chief Financial Officer and Treasurer from November 1999 to June 2000. Dr. Weinstein has also served as our Interim Chief Financial Officer and Treasurer from August 2002 until the present. From January 1997 to November 1999, Dr. Weinstein was the Chief Financial Officer of Partec Ltd., our predecessor company. He has also served as a consultant to the New York State Department of Health and taught business management at Baruch College, Touro College and St. John's University. Dr. Weinstein holds a Doctorate of Business Administration from Newport University and an M.B.A. in Management and a B.B.A. in Accountancy from Baruch College. Dr. Weinstein will be leaving Keryx as of June 30, 2003.

Employment and Severance Agreements

            The following is a summary of the employment and severance agreements with each of our named executive officers.

            Michael S. Weiss. We have entered into an employment agreement with Michael S. Weiss, dated as of December 23, 2002, to serve as our Chairman and Chief Executive Officer. The agreement provides that his initial base salary would be $250,000, with annual salary increases and bonuses of up to 100% of his base salary at the discretion of our Board of Directors, such bonuses to be based on the attainment of mutually agreeable performance measures. Additionally, Mr. Weiss is eligible for additional performance-based cash bonuses of up to an aggregate of three million dollars upon the attainment of the corporate milestones set forth below in connection with the accelerated vesting of certain stock options granted to him. As an inducement to Mr. Weiss entering into the employment arrangement with Keryx, and in accordance with the terms of the employment agreement, our Board of Directors granted Mr. Weiss an initial ten-year plus one-day option to purchase 4,050,000 shares of our common stock at an exercise price of $1.30 per share, the fair market value of our common stock on the date of grant. This option vests as follows:

            o 1,350,000 over the first three years of employment, with 450,000 shares vesting at the end of the first year and an additional 112,500 shares vesting quarterly thereafter;

            o 1,350,000 after one hundred and twenty months of employment provided that Mr. Weiss is employed on that date as Chairman and/or Chief Executive Officer and/or a director of Keryx. The exercisability of these options shall be accelerated in full upon the occurrence of the earlier of our:

                  >> achieving a total market valuation, as defined in his employment agreement, of more than $500 million (including shares held by affiliates); or

                  >> possessing at least $100 million in working capital, as defined in his employment agreement.

            o 1,350,000 after one hundred and twenty months of employment provided that Mr. Weiss is employed on that date as Chairman and/or Chief Executive Officer and/or a director of Keryx. The exercisability of these options shall be accelerated in full upon the occurrence of the earlier of our:

                  >> achieving a total market valuation, as defined in his employment agreement, of more than one billion dollars (including shares held by affiliates); or

                  >> possessing at least $150 million in working capital, as defined in his employment agreement.

            These Options are intended to qualify as "incentive stock options" under section 422 of the Internal Revenue Code of 1986, as amended, to the extent allowable. In the event of a change of control or a reorganization event, or in the event that we terminate Mr. Weiss' employment, either without cause, or as a result of his death or disability, or he terminates his employment for good reason, the exercisability of any of the options described above that are unexercisable at the time of such event or termination shall accelerate and the time period during which he shall be allowed to exercise such options shall be extended to the shorter of two years from the date of the termination of his employment or

December 24, 2012. Additionally, our Board of Directors shall have the discretion to accelerate all or a portion of these options at any time.

            The agreement may be terminated by either party for any reason on ninety days notice. If we terminate Mr. Weiss without cause, or he terminates the agreement for good reason, he shall be entitled to receive a severance payment equal to twelve months of his base salary. Upon a change of control, Mr. Weiss shall be entitled to receive a payment equal to two years of his base salary. The agreement contains both non-competition and non-solicitation provisions. The agreement also provides that if Mr. Weiss's employment is terminated because of his death or disability, he or his heirs will be paid his then-current salary for three months.

            Thomas J. Humphries. We have entered into an employment agreement with Dr. Thomas J. Humphries, dated November 9, 2001, to serve as our Senior Vice President, Clinical Development. The agreement provides that his initial base salary would be $240,000, with salary increases and bonuses at the discretion of our Chief Executive Officer acting in consultation with our Compensation Committee. In accordance with this agreement, our Compensation Committee granted Dr. Humphries an initial ten-year option to purchase 81,000 shares of our common stock at an exercise price of $5.03 per share, the fair market value of our common stock on the date of grant. This option, one-third of which has already vested, vests in three installments on May 9, 2002, May 9, 2003, and May 9, 2004, subject to Dr. Humphries' continued employment. The agreement may be terminated by either party on ninety days' notice and contains both non-competition and non-solicitation provisions. The agreement also provides that if Dr. Humphries' employment is terminated without cause or because of death or disability, he or his heirs will be paid his then-current salary for three months in three monthly installments. In addition, our Board of Directors will cause any outstanding, unvested options to vest immediately and will extend the period in which they may be exercised for two years from the date of the termination of his employment, where such termination was without cause or as a result of his death or disability.

            Barry Cohen. We have entered into an employment agreement with Barry Cohen, dated September 24, 2001, to serve as our Vice President, Business Development. The agreement provides that his initial base salary would be $175,000, with salary increases and bonuses at the discretion of our Chief Executive Officer acting in consultation with our Compensation Committee. In accordance with this agreement, our Compensation Committee granted Mr. Cohen an initial ten-year option to purchase 60,000 shares of our common stock at an exercise price of $6.30 per share, the fair market value of our common stock on the date of grant. This option, a portion of which has already vested, vests in three annual installments of 15,000 on September 24, 2002, September 24, 2003, and September 24, 2004, subject to Mr. Cohen's continued employment. In addition, options to purchase 5,000 shares vest following the closing of each of the first three outlicensing deals closed during Mr. Cohen's employment. The agreement may be terminated by either party on ninety days notice and contains both non-competition and non-solicitation provisions. If we terminate Mr. Cohen's employment without cause, he shall be entitled to receive up to six months of his base salary as severance, inclusive of the three-month notice period. Such severance shall be payable on a month-to-month basis, in arrears, and shall cease as soon as Cohen accepts alternative employment. The agreement also provides that if Mr. Cohen's employment is terminated because of his death or disability, he or his heirs will be paid his then-current salary for three months in three monthly installments. In addition, our Board of Directors will cause any outstanding, unvested options to vest immediately and will extend the period in which they may be exercised for two years from the date of the termination of his employment, where such termination was without cause or as a result of his death or disability.

            Bob Trachtenberg. Our Israeli operating subsidiary, through an Asset Purchase Agreement signed with Partec Ltd., our predecessor company, on November 19, 1999, assumed an employment agreement, dated July 19, 1999, with Bob Trachtenberg, and we, as the US parent, entered into a complementary employment agreement, dated November 19, 1999, with Mr. Trachtenberg. Mr. Trachtenberg serves as our General Counsel and Secretary. The July 19, 1999 employment agreement provided that Mr. Trachtenberg's initial base salary would be $85,000 per year, with salary increases and bonuses at the discretion of our Chief Executive Officer acting in consultation with our Compensation Committee. In accordance with the US agreement, our Compensation Committee granted Mr. Trachtenberg an initial ten-year option to purchase 187,500 shares of our common stock at an exercise price of $0.10 per share, the fair market value of our common stock on the date of grant. This option is fully vested. Each agreement may be terminated by either party on ninety days notice and each contains both non-competition and non-solicitation provisions. The agreements also provide that if Mr. Trachtenberg's employment is terminated without cause or because of death or disability, he or his heirs will be paid his then-current salary for three months in three monthly installments. In addition, our Board of Directors will cause any outstanding, unvested options to vest immediately and will extend the period in which they may be exercised for two years from the date of the termination of his employment.

            Ira Weinstein. Our Israeli operating subsidiary, through an Asset Purchase Agreement signed with Partec Ltd., our predecessor company, on November 19, 1999, assumed an employment agreement, dated July 19, 1999, with Ira Weinstein, and we, as the US parent, entered into a complementary employment agreement with Dr. Weinstein. Dr. Weinstein serves as our Chief Operating Officer. The July 19, 1999 employment agreement provided that Dr. Weinstein's initial base salary would be $85,000 per year, with salary increases and with bonuses at the discretion of our Chief Executive Officer acting in consultation with our Compensation Committee. In accordance with the US agreement, our Compensation Committee granted Dr. Weinstein an initial ten-year option to purchase 225,000 shares of our common stock at an exercise price of $0.10 per share, the fair market value of our common stock on the date of grant. This option is fully vested. Each agreement may be terminated by either party on ninety days notice and each contains both non-competition and non-solicitation provisions. The agreements also provide that if Dr. Weinstein's employment is terminated without cause or because of death or disability, he or his heirs will be paid his then-current salary for three months in three monthly installments. In addition, our Board of Directors will cause any outstanding, unvested options to vest immediately and will extend the period in which they may be exercised for two years from the date of the termination of his employment.

            Morris Laster. In connection with Morris Laster's resignation as our Executive Chairman on December 23, 2002, we entered into a severance agreement with Dr. Laster that provides that as of March 21, 2003, Dr. Laster's last day of employment, he is entitled to receive a severance payment equal to 12 months of his annual base salary of $250,000, payable in monthly installments. In addition, the agreement provides that the vesting of any options previously granted to Dr. Laster that had not vested as of March 21, 2003 would accelerate and the period during which he could exercise his vested options would be extended until March 21, 2005. Dr. Laster is also eligible for a one-time cash bonus payable by us upon the first dosing of a patient in a United States Phase 3 clinical trial of KRX-101.

Dr. Laster reaffirmed his contractual commitments not to compete against us for 12 months and not to disclose any of our confidential information at any time subsequent to the termination of his employment. Dr. Laster also has agreed for 12 months subsequent to March 21, 2003, not to interfere with any of our contractual or business relationships; not to solicit any of our employees, consultants or advisors; and not to attempt to license, directly or indirectly, any of the technologies, projects or products currently under license by us from Yissum Research and Development Company of the Hebrew University of Jerusalem or the Children's Medical Center Corporation.

            Benjamin Corn. In connection with Benjamin Corn's resignation as our Chief Executive Officer and President on December 23, 2002, we entered into a severance agreement with Dr. Corn that provides that as of March 21, 2003, Dr. Corn's last day of employment, he is entitled to receive a severance payment equal to eight months of his annual base salary of $250,000, payable in monthly installments. In addition, the agreement provides that the vesting of any options previously granted to Dr. Corn that had not vested as of March 21, 2003, would accelerate and the period during which he could exercise his vested options would be extended until March 21, 2005. Dr. Corn reaffirmed his contractual commitments not to compete against us for 12 months and not to disclose any of our confidential information at any time subsequent to the termination of his employment.

                             Executive Compensation

Summary Compensation Table

            The following table provides information about the annual and long-term compensation paid to, or accrued by, our Chief Executive Officer and our four most highly compensated executive officers during 2002 who were serving as executive officers at the end of the fiscal year, and two other executive officers who ceased serving as executive officers during the fiscal year, to whom we refer collectively as the named executive officers.

                                                                                            Long-Term
                                                           Annual Compensation            Compensation
                                                 ---------------------------------------  ------------
                                                                                           Securities
                                                                         Other Annual      Underlying     All Other
Name and Principal Position            Year      Salary         Bonus   Compensation (1)     Options   Compensation (2)
---------------------------            ----      ------         -----   ----------------     -------   ----------------
Michael S. Weiss                       2002      $  6,076      $     0      $     0         4,050,000      $     0
   Chairman and Chief Executive
    Officer (3)

Benjamin Corn, M.D                     2002      $239,581      $     0      $62,769                 0      $     0
   Former Chief Executive Officer      2001      $180,333      $50,000      $34,740           150,000      $     0
    and President (4)                  2000      $161,436      $27,500      $27,076                 0      $     0

Thomas J. Humprhies, M.D               2002      $228,346      $     0      $15,835                 0      $42,120
   Senior Vice President,              2001      $ 34,615      $     0      $ 1,258                 0      $     0
   Clinical Development (5)

Barry Cohen                            2002      $174,141      $     0      $16,364                 0      $12,000
   Vice President, Business            2001      $ 47,115      $ 4,000      $ 4,280            60,000      $ 3,500
  Development (6)

Bob Trachtenberg                       2002      $129,375      $     0      $31,333                 0      $15,123
   General Counsel and                 2001      $100,000      $27,000      $24,009            40,500      $     0
       Secretary                       2000      $ 89,272      $35,000      $21,116                 0      $ 4,000

Ira Weinstein, D.B.A                   2002      $129,375      $     0      $32,617                 0      $15,056
    Chief Operating Officer and        2001      $ 99,000      $30,000      $33,541            40,500      $     0
    Interim Chief Financial            2000      $ 90,520      $25,000      $21,345                 0      $     0
    Officer and Treasurer

Morris Laster, M.D                     2002      $241,405      $55,000      $64,332                 0
    Former Chairman (7)                2001      $272,486      $20,000      $71,468            75,000      $     0
                                       2000      $240,000      $75,000      $41,520                 0      $ 9,650

-----------
(1) Includes payments made for social security, pension and disability insurance premiums, payments made in lieu of statutory severance and payments to continuing education plans.

(2)   Includes reimbursement for automobile expenses.

(3) Michael S. Weiss commenced serving as our Chairman and Chief Executive Officer on December 23, 2002.

(4) Dr. Corn served as our Chief Executive Officer and President until December 23, 2002. His salary includes $5,111 paid as salary continuation during the period from December 23, 2002 until December 31, 2002.

(5)   Dr. Humphries commenced serving as an executive officer in November 2001.

(6)   Mr. Cohen commenced serving as an executive officer in September 2001.

(7) Dr. Laster served as our chairman until December 23, 2002. His salary includes $5,108 paid as salary continuation during the period from December 23, 2002 until December 31, 2002.

                        Option Grants in Last Fiscal Year

            The following table provides certain information concerning individual grants of options to purchase our common stock made to the named executive officers during 2002 and the potential realizable value of those options as determined in accordance with SEC rules.


                                                                                                 Potential Realizable Value
                                                                                                 at Assumed Annual Rates of
                                                                                                 Stock Price Appreciation
                                       Individual Grants                                         for Option Term
                                       -----------------                                         ---------------
                                                     Percent of
                                     Number of       Total
                                     Securities      Options
                                     Underlying      Granted to     Exercise
                                     Options         Employees in   Price Per    Expiration
Name                     Grant Date  Granted         Fiscal Year    Share        Date                 5%             10%
----                     ----------  -------         -----------    -----        ----                 --             ---
Michael S. Weiss          12/23/02   4,050,000(1)         92%       $1.30        12/24/12         $5,158,297     $11,332,358

(1) The exercise price of this option is equal to the closing price of our common stock on the NASDAQ National Market on the date immediately preceding the date of grant. 1,350,000 shares of the option become exercisable over a three-year period. 2,700,000 shares of the option become exercisable upon the earlier of the attainment of certain defined performance milestones or December 23, 2012. Under certain conditions, the options may become immediately exercisable. For a more detailed discussion of the exercise terms of this option, see "Employment and Severance Agreements -- Michael S. Weiss."

                 Aggregated Option Exercised in Last Fiscal Year
                        and Fiscal Year-End Option Values

                                   Number of Securities
                                  Underlying Unexercised         Value of Unexercised
                                     Options At Fiscal          In-The-Money Options At
                                       Year-End (#)             Fiscal Year-End ($) (1)
                                --------------------------   -----------------------------
                                Exercisable  Unexercisable   Exercisable     Unexercisable
                                -----------  -------------   -----------     -------------
Michael S. Weiss .........              0      4,050,000      NA                $1,134,000
Barry Cohen ..............         15,000         45,000      NA                NA
Thomas J. Humphries, M.D..         27,000         54,000      NA                NA
Bob Trachtenberg .........        371,120         27,000      $ 529,277.60      NA
Ira Weinstein, D.B.A .....        408,620         27,000      $    553,168      NA
Morris Laster, M.D .......      1,997,100         50,000      $  2,955,708      $ 74,000
Benjamin Corn, M.D .......        324,026        100,000      $ 479,558.48      $148,000

---------
(1) The value of the unexercised in-the-money options at year-end has been calculated based on $1.58, which was the closing sales price of our common stock on the NASDAQ National Market on December 31, 2002.

                      Report of the Compensation Committee

            The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report or the performance graphs by reference therein.

            The Compensation Committee of our Board of Directors has furnished the following report on executive compensation for fiscal year 2002.

What is our compensation philosophy?

            Our philosophy is to provide competitive compensation levels and, where appropriate, align compensation of senior management with the long-term interests of our stockholders. We determine the compensation of our senior management team by evaluating our corporate performance, in addition to each executive officer's own level of performance.

What is the structure of our executive compensation?

            The elements of our executive compensation programs are:

      o     base salaries;

      o     annual cash bonuses; and

      o     annual long-term stock-based incentives.

            We have structured our compensation plan to provide incentives for senior management performance that promote continuing improvements in our corporate performance and stock price over both the short- and long-term.

How do we determine base salaries?

            We determine base salaries by examining each individual's experience and personal performance, and by utilizing comparisons to similar positions within the biotechnology industry. Base salaries are reviewed annually based on the criteria described above.

How do we determine annual bonuses?

            We base the amount of the annual bonus award to each executive officer on a combination of our overall performance and the individual's overall performance. In 2002, the Compensation Committee did not approve any bonuses for any of our executive officers.

How is compensation used to ensure senior management is focused on long-term results?

            We use stock options to provide long-term incentives to our executive officers. Generally, the Compensation Committee approves all grants of stock options to executive officers. These stock option grants are designed to align the interests of each executive officer with those of our stockholders. Options are generally exercisable over a ten-year period at the fair market value per share on the date of grant. Options granted to executive officers and others pursuant to our 2000 Stock Option Plan generally become exercisable in equal installments over a three-year vesting period. The options will provide a benefit to the executive officer only if he or she remains employed by us during the vesting period, and then only if the market price of our common stock increases. During 2002, our Board of Directors approved a grant of an option to Michael Weiss, our new Chief Executive Officer, to purchase a total of 4,050,000 shares of common stock at an exercise price of $1.30 per share. Two-thirds of these options are intended to vest only if Mr. Weiss can achieve performance milestones, the reaching of which is expected to substantially increase shareholder value.

How do we determine the compensation of our Chief Executive Officer?

            Mr. Weiss has been our Chief Executive Officer since December 23, 2002. Mr. Weiss' annual base salary is $250,000 and he received an option to purchase 4,050,000 shares of our common stock at an exercise price of $1.30 per share. His compensation was determined by establishing a base salary competitive with those paid by other biotechnology companies and making a significant percentage of his total compensation package contingent upon corporate and individual performance.

            Dr. Corn was our Chief Executive Officer until December 23, 2002. When he assumed that position in November 2001, his annual base salary was set by our Compensation Committee at $250,000. We determined his compensation by establishing a base salary competitive with those paid by other biotechnology companies and making a significant percentage of his total compensation package contingent upon corporate and individual performance. Dr. Corn received a salary of $239,581 in 2002.

What is the impact of Internal Revenue Code Section 162(m)?

            Section 162(m) generally disallows a tax deduction to public companies for certain compensation in excess of one million dollars paid to the company's executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. Our Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under our option plans will be treated as qualified performance-based compensation under Section 162(m). In addition, our Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when it believes such payments are appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and the performance of our employees. For example, the Compensation Committee has determined to grant our Chief Executive Officer an award of stock options pursuant to the 2002 CEO Incentive Plan that may be subject to the limits because such plan has not been approved by our stockholders.

                     By the Compensation Committee of the Board of Directors

                                 Dr. Rosenwald
                                 Dr. Fildes
                                 Mr. Hoenlein
                                 Mr. Rothbaum

           Compensation Committee Interlocks and Insider Participation

            The current members of our Compensation Committee are Drs. Rosenwald and Fildes and Messrs. Rothbaum and Hoenlein. Mr. Rothbaum and Dr. Fildes are not standing for re-election. No member of our Compensation Committee was at any time during 2002, or formerly, an officer or employee of Keryx or any of our subsidiaries, nor has any other member of our Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

            During the last fiscal year, none of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of our Compensation Committee.

                         Common Stock Performance Graph

            Our common stock has been listed for trading on the NASDAQ National Market under the symbol "KERX" since July 28, 2000. The following graph compares the cumulative total stockholder return on our common stock for the period from July 28, 2000, the date of our initial public offering, through December 31, 2002, with the cumulative total return over such period on (i) the NASDAQ National Market-US Index and (ii) the NASDAQ Stock Market-BioTech Index. The graph assumes the investment of $100 on July 28, 2000 in our common stock (at the initial offering price) and in each of the indices listed above, and assumes the reinvestment of all dividends. Measurement points are July 28, 2000, December 31, 2000, December 31, 2001, and Decembr 31, 2002.

                                 [GRAPH OMITTED]

                 COMPARISON OF 29 MONTH CUMULATIVE TOTAL RETURN
      AMONG KERYX BIOPHARMACEUTICALS, INC., THE NASDAQ STOCK MARKET (U.S.)
                                     INDEX
                       AND THE NASDAQ BIOTECHNOLOGY INDEX

             Section 16(a) Beneficial Ownership Reporting Compliance

            The rules of the Securities and Exchange Commission require us to disclose late filings of reports of stock ownership (and changes in stock ownership) by our directors, executive officers and 10% stockholders. Our directors, executive officers, and 10% stockholders are required by those rules to give us copies of the reports of stock ownership and changes in stock ownership they file with the Securities and Exchange Commission. Based solely on our review of the copies of the reports we received, we believe that our directors, executive officers, and 10% stockholders met all of their filing requirements during the year ended December 31, 2002, with the exception of a Form 4 required to report an initial common stock option grant in December 2002 for Mr. Weiss.

                           Related-Party Transactions

            In January 2002, we executed a loan agreement whereby we agreed to loan up to a maximum of $200,000 to Thomas J. Humphries, M.D., Senior Vice President, Clinical

Development, as part of our provision for Dr. Humphries' relocation expenses in connection with his employment by us. This loan was represented by a full recourse promissory note. Under the terms of the promissory note, the loan bore interest at a rate of 3.00% per year, until paid in full. The entire balance of the principal amount of the loan, plus all accrued but unpaid interest, was due and payable upon the earlier of the sale of Mr. Humphries' home or the date six months from the date of the loan. Dr. Humphries borrowed a total of $85,000 pursuant to this loan agreement. On March 7, 2002, he repaid that sum in full, plus accrued interest, and the loan agreement was terminated.

            On February 1, 2003, we executed an agreement with ACCESS Oncology, Inc., pursuant to which, as of January 1, 2003, ACCESS Oncology has agreed to provide us with office space and certain facility-related services at its offices at 750 Lexington Avenue, New York, New York. Michael S. Weiss, our Chairman and Chief Executive Officer, serves as Chairman of ACCESS Oncology, and Lindsay A. Rosenwald, who holds approximately 28% of our outstanding common stock and is one of our directors, serve as a director of ACCESS Oncology. Under the terms of this agreement, we have agreed to pay 75% of the rent and facility-related service fees incurred by ACCESS Oncology for such office space. As of March 31, 2003, we have paid ACCESS Oncology approximately $46,000 pursuant to the terms of this agreement.

              Stock Ownership of our Directors, Executive Officers,
                            and 5% Beneficial Owners

            The following table shows information, as of December 31, 2002, concerning the beneficial ownership of our common stock by:

      o each person we know to be the beneficial owner of more than 5% of our common stock;

      o     each of our directors (five of whom are nominees for election);

      o each of our named executive officers shown in our Summary Compensation Table; and

      o     all directors and executive officers as a group.

            As of December 31, 2002, there were 19,866,885 shares of our common stock outstanding. To calculate a shareholder's percentage of beneficial ownership, we include in the numerator and denominator those shares underlying options or warrants beneficially owned by that shareholder that are vested or that will vest within 60 days of December 31, 2002. Options or warrants held by other shareholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our shareholders may differ. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the shares of our common stock. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person's name, except to the extent authority is shared by spouses under community property laws.

                                                   Shares
                                                   Acquirable
                                                 + Within 60 Days    = Total
Name and Address of                   Shares       of December 31,     Beneficial         Percent
Beneficial Owner (1)                  Owned        2002                Ownership          Ownership
--------------------                  -----        ----                ---------          ---------
5% Stockholders
Wachovia Corporation                  1,374,186                0        1,374,186             6.92%

Directors and Officers
Michael S. Weiss (2)                          0          192,385          192,385                *
Barry Cohen                               3,000           15,000           18,000                *
Thomas J. Humphries, M.D                      0           27,000           27,000                *
Ira Weinstein (3)                             0          411,995          411,995             2.03%
Bob Trachtenberg (4)                          0          374,495          374,495             1.85%
Lindsay A. Rosenwald, M.D. (5)        5,512,175           71,674        5,583,849            28.01%
Peter Morgan Kash (6)                   889,750          158,720        1,039,470             5.19%
Mark Rachesky, M.D. (7)                 128,850           67,500          196,350                *
Wayne Rothbaum (8)                            0           67,500           67,500                *
Malcolm Hoenlein                          2,000           32,500           34,500                *
Francis J. T. Fildes (9)                      0           10,000           10,000                *

Former Directors and Officers
Morris Laster, M.D. (10)                      0        1,997,100        1,997,100             9.13%
Benjamin Corn, M.D. (11)                  7,700          324,026          331,726             1.64%

All executive officers and            6,534,475        3,749,895        10,01,985            43.10%
directors as a group (12)

-----------
*     Less than 1% of outstanding common stock

(1) The address of all the individuals listed is c/o Keryx Biopharmaceuticals, Inc., 750 Lexington Avenue, New York, New York 10022. The address of Wachovia Corporation is One Wachovia Center, Charlotte, North Carolina 28288.

(2)   Consists of 192,385 shares of common stock currently held by Dr. Lindsay
      A. Rosenwald, a director and beneficial holder of more than 5% of our common stock, which Mr. Weiss has the irrevocable right to purchase from Dr. Rosenwald upon the exercise of an option granted to Mr. Weiss by Dr. Rosenwald, which is exercisable within 60 days of December 31, 2002.

(3) Consists of shares of common stock issuable upon the exercise of options, of which 395,120 shares are subject to an option held in the name of Radio Eon, LLC, a Delaware limited liability company, the sole member of which is an irrevocable trust of which Dr. Weinstein is a beneficiary, but over which he has no control. Dr. Weinstein disclaims beneficial ownership of such shares.

(4) Consists of shares of common stock issuable upon the exercise of options, of which 354,248 shares are subject to an option held in the name of Manzello Associates, LLC, a Delaware limited liability company, the sole member of which is an irrevocable trust of which Mr. Trachtenberg is a beneficiary, but over which he has no control. Mr. Trachtenberg disclaims beneficial ownership of such shares.

(5) Includes 250,485 shares of common stock held by Paramount Capital Investments LLC, an affiliate of Paramount Capital, Inc., of which Dr. Rosenwald is Chairman. Also includes 194,600 shares of common stock held by funds managed by Paramount Capital Asset Management, Inc., of which Dr. Rosenwald is the Chairman and sole stockholder. In addition, also includes 7,500 shares of common stock issuable upon the exercise of an option issued to Dr. Rosenwald, 14,064 shares of common stock issuable upon the exercise of a warrant held by Dr. Rosenwald and 50,110 shares of common stock issuable upon the exercise of a warrant held by Paramount Capital Investments LLC. Also includes the 192,385 shares of common stock underlying an irrevocable stock purchase option that Dr. Rosenwald has granted to Michael Weiss, our Chairman and Chief Executive Officer (see footnote 2 above), and 75,000 shares of common stock underlying an irrevocable stock purchase option that Dr. Rosenwald has granted to one other third party.

(6) Includes 120,000 shares of common stock issuable upon the exercise of options and 38,720 shares of common stock issuable upon the exercise of warrants. These warrants expired unexercised on January 25, 2003. Also includes 30,000 shares of common stock beneficially owned by Mr. Kash that are subject to a 10-year purchase option that Mr. Kash granted to an irrevocable family trust, 1,500 shares of common stock that are subject to a 10-year purchase option granted to a charitable foundation, and an aggregate of 90,000 shares of common stock that are subject to 10-year purchase options granted to three family members.

(7) Dr. Rachesky will serve as a director until June 23, 2003 and will not stand for reelection.

(8) Mr. Rothbaum will serve as a director until June 23, 2003 and will not stand for reelection.

(9) Dr. Fildes will serve as a director until June 23, 2003 and will not stand for reelection.

(10) Dr. Laster ceased to be an executive officer on December 23, 2002. Consists of shares of common stock issuable upon the exercise of options, of which 1,972,100 shares are subject to an option held in the name of Mogul LLC, a Delaware limited liability company, the sole member of which is an irrevocable trust of which Dr. Laster is a beneficiary, but over which he has no control. Dr. Laster disclaims beneficial ownership of such shares.

(11) Dr. Corn ceased to be an executive officer on December 23, 2002. Includes 7,200 shares of common stock owned by the Phyllis Corn Irrevocable Trust and 324,026 shares of common stock issuable upon the exercise of options, of which 274,026 options are held in the name of Crown Investment Holdings, Inc., a Delaware corporation, the sole stockholder of which is an irrevocable trust of which Dr. Corn is a beneficiary, but over which he has no control. Dr. Corn disclaims beneficial ownership of such shares.

(12) Includes 3,495,508 shares of common stock issuable upon the exercise of options and 102,894 shares of common stock issuable upon the exercise of warrants, provided that the 192,385 shares of common stock underlying the irrevocable stock purchase option granted by Dr. Rosenwald to Mr. Weiss (see footnotes 2 and 7 above) have only been counted once for purposes of calculating the shares beneficially owned by all executive officers and directors as a group. Also includes the shares of common stock owned by all our executive officers, not just by the named executive officers, including those owned by Morris Laster and Benjamin Corn, who ceased to be executive officers on December 23, 2002.

                             Additional Information

Householding of Annual Meeting Materials

            Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call, write or e-mail us at:

                    Keryx Biopharmaceuticals, Inc.
                    7 Hartom Street
                    P.O. Box 23706
                    Har Hotzvim
                    Jerusalem 91236
                    Israel
                    Attn: Bob Trachtenberg
                    +972-2-541-3500
                    info@keryx.com

            If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Shareholder Proposals for our 2004 Annual Meeting

            To be included in proxy material for our 2004 Annual Meeting of Stockholders, a stockholder's proposal must be received by our Secretary, Bob Trachtenberg, at our offices at 750 Lexington Avenue, New York, New York 10022 no later than January 9, 2004. We suggest that stockholders submit their proposals by certified mail, return receipt requested.

            Our bylaws require shareholders to give advance notice of any shareholder nominations for directors and of any other matters shareholders wish to present for action at an annual meeting of shareholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). The required notice must be given within a prescribed time frame, which is generally calculated by reference to the date of the most recent annual meeting. Assuming that our 2003 Annual Meeting of Stockholders is held on or after June 23, 2003, as we currently anticipate, notice would be required no earlier than March 25, 2004, and no later than April 26, 2004. If a stockholder fails to provide timely notice of a proposal to be presented at our 2004 Annual Meeting of Stockholders, the proxy designated by our Board of Directors will have discretionary authority to vote on any such proposal that may come before the meeting.

Other Matters

            Our Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with his judgment on those matters.

Solicitation of Proxies

            The cost of solicitation of proxies will be borne by Keryx. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Revocation of Proxy

            Subject to the terms and conditions set forth in this Proxy Statement, all proxies received by us will be effective, notwithstanding any transfer of the shares to which those proxies relate, unless at or prior to the meeting, we receive a written notice of revocation signed by the person who, as of the record date, was the registered holder of those shares or that registered holder attends and votes by ballot at the Annual Meeting.

                                   By Order of the Board of Directors


                                   /s/ Bob Trachtenberg

                                   Bob Trachtenberg
                                   Secretary

New York, New York
May 12, 2003

OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE 2003 ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

                                                                        Annex A

                                   PROXY CARD

                         KERYX BIOPHARMACEUTICALS, INC.
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - JUNE 23, 2003
       (This Proxy is solicited by the Board of Directors of the Company)

            The undersigned stockholder of Keryx Biopharmaceuticals, Inc. hereby appoints Bob Trachtenberg, General Counsel and Secretary of Keryx Biopharmaceuticals, Inc., with full power of substitution, proxy to vote the shares of stock that the undersigned could vote if personally present at the Annual Meeting of Stockholders of Keryx Biopharmaceuticals, Inc. to be held at the offices our counsel, Hale and Dorr LLP, at 300 Park Avenue, New York, New York, on June 23, 2003, at 10:00 a.m., local time, or any adjournment thereof.

                  (Continued and to be signed on Reverse Side)

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         ANNUAL MEETING OF STOCKHOLDERS
                         KERYX BIOPHARMACEUTICALS, INC.

                                  June 23, 2003

                 Please Detach and Mail in the Envelope Provided
-------------------------------------------------------------------------------

Please mark your votes as in this example: |X|

1. ELECTION OF DIRECTORS

FOR all nominees below               WITHHOLD AUTHORITY to
(except as marked to the             vote for all nominees
contrary below)                      below

        |_|                               |_|

INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through that nominee's name in the list at right.

           NOMINEES:              Michael S. Weiss
                                  Malcolm Hoenlein
                                  Peter M. Kash
                                  Lawrence Jay Kessel
                                  Lindsay A. Rosenwald
                                  Peter Salomon

2. IN HIS DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Unless otherwise specified, this proxy will be voted for the ELECTION of directors named in number 1, above.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of stockholders and the related Proxy Statement.

Signature______________________________________________    Dated:______________

_______________________________________________________    Dated:______________
            SIGNATURE: IF HELD JOINTLY

Note: Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title, and if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.